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                       PERFORMANCE ENGINEERING CORPORATION

                             STOCK OPTION AGREEMENT

1.  PURPOSE OF STOCK OPTION AWARDS

        Performance Engineering Corporation (the "Corporation") desires to attract and retain the best available talent and encourage the highest level of performance in order to continue to serve the best interests of the Corporation, its customers and stockholders. By affording eligible employees the opportunity to acquire proprietary interests in the Corporation and by providing incentives for such employees to put forth the maximum efforts for the success of the business, the stock option awards should contribute greatly to the attainment of those objectives.

2.  SCOPE AND DURATION OF OPTION PLAN

        Awards under this Agreement shall be available for grant beginning February 1, 1987, through January 31, 2001. Unless this plan is extended, no further options shall be granted hereunder after that date.

3.  ADMINISTRATION OF OPTION PLAN

        The Board of Directors of the Corporation will serve as the Option Plan Committee and shall administer the Option Plan.

        The Committee shall have the absolute and sole authority in its discretion to determine the form of the option, the employees to whom, and the time or times at which, options shall be granted and the number of shares to be covered by each option, the purchase price of the shares covered by each option, and to make all of the determinations deemed necessary or advisable for the administration or interpretation of the Option Plan.

        The interpretation and construction by the Committee of any Plan provision or any award shall be final. No member of the Committee shall be personally liable for any action, failure to act, determination or interpretation made in good faith with respect to the Option Plan or any transaction hereunder.

4.  ELIGIBILITY:  FACTORS TO BE CONSIDERED IN GRANTING AWARD

        Awards may be granted only to employees (including officers) of the Corporation who hold, at the time of grant, managerial positions, as determined by the Committee, or are otherwise deemed by the Committee to be "key employees" of the Corporation. In determining to whom of the eligible employees awards shall be granted and the number of shares to be covered by each award, the Committee shall take into account the duties of the employees, their present and potential contributions to the success of the Corporation, and such other factors as they shall deem relevant in connection with accomplishing the purposes of the Option Plan. Subject to the provisions of Paragraph 2, an employee who has been granted an award or awards under the option plan may be granted an additional award or awards irrespective of whether the option so held was previously exercised, expired, surrendered or still held.

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5.  OPTION PRICE

        The purchase price of the Common Stock covered by each option shall be established by the Committee on the date the option is granted, but in no event shall be less than One Hundred Percent (100%) of the fair market value of the Common Stock on the date the option is granted. Said price shall be subject to adjustment as provided in Paragraph 13 hereof. The date on which the Committee adopts a resolution expressly granting an option shall be considered the date on which such option is granted.

         Notwithstanding the foregoing provisions, however, any stockholder owning ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation shall receive options priced at one hundred ten percent (110%) of the fair market value of the stock at the time the option is granted, in order to comply with the Internal Revenue Code Section 422A(c)(6). This section may be amended from time to time as is necessary to ensure compliance of this Plan with the provision of the Code.

6.  TERMS OF OPTIONS

        The term of each option shall be as specified by the Committee, subject to earlier termination as provided in Paragraphs 10 and 11. However, under no circumstances shall the term of an option be longer than five (5) years.

7.  EXERCISE OF OPTIONS

        (a) Subject to the provisions of this Agreement, an option granted hereunder shall become exercisable according to its terms by giving written notice to the Corporation specifying the option being exercised.

        (b) An option may be exercised, subsequent to the second full year after its grant and at any time, only as to all full shares as to which the option has become exercisable.

         (c) The purchase price of the shares as to which an option is exercised shall be paid in full at the time of exercise either in cash or in shares acquired by previous exercise of a prior option, or by a combination of cash and stock as herein described.

        (d) No option may be exercised at any time unless the holder thereof is then an employee of the Corporation and unless the employee has remained in the continuous employ of the Corporation, from the date of its grant to the date of exercise.

        (e) Upon the due exercise of an option in accordance with the option Agreement and such rules and regulations as may be established by the Committee, the holder thereof shall have the rights of a stockholder with respect to the shares covered by such option so exercised, subject to the provisions of this Agreement.

8.  VOLUNTARY SALE

        In the event that an employee wishes to offer for sale stock acquired as a result of exercise of a stock option grant, then the following valuation rules shall apply. In the case of an employee who has exercised his option to purchase shares of the Corporation more than six (6) months prior to said offer for sale, such shares are required to be offered for sale to the Corporation by the employee at a price equal to the Annex I value as incorporated by Attachment hereto, at the date of sale. Book value shall be determined on an accrual basis, giving proper consideration for valid and collectible receivables of the



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Corporation. Should the exercise of an option take place less than six (6)
months prior to an offer for sale, such shares are required to be offered for sale to the Corporation at option purchase price to the employee. Closing on such sale shall take place within thirty (30) days of the event of termination. Any payment shall, at the discretion of the Corporation, be in the form of check or notes payable. Should the Corporation elect not to purchase the shares, then the employee may offer the shares for sale to other Stockholders and employees, or qualified third parties, under the terms set forth in Section 3.3 of the Performance Engineering Corporation Stockholders' Agreement. Nothing in that Section, however, shall be deemed to alter the valuation of the shares as set forth herein vis a vis any offer for sale to the Corporation.

9.  NON-TRANSFERABILITY OF OPTIONS

        Options granted under the Option Plan shall not be transferable, and options may be exercised, during the lifetime of the employee, only by the employee.

10.  TERMINATION OF EMPLOYMENT

        In the event that the employment of an employee to whom an award has been granted under the Option Plan but not exercised shall be terminated for reasons other than death, retirement at age 65 or later, or disability, such award shall forthwith terminate. Awards granted under the Option Plan shall not be affected by any change of duties or position so long as the holder continues to be an employee of the Corporation. Any option award may contain such provisions as the Committee shall approve with reference to the determination of the date employment terminates for purposes of the Option Plan and the effect of leaves of absence in accordance with the Corporation's regular policies. Nothing in the Option Plan or in any award granted pursuant to the Option Plan shall confer upon any employee any right to continue in the employee of the Corporation or interfere in any way with the right of the Corporation to terminate his employment at any time.

        In the event of the termination of employment, for any reason, of an employee who has exercised his option to purchase shares of the Corporation more than six (6) months prior to said termination, such shares are required to be offered for sale to the Corporation, by the employee or his personal representative at a price equal to the Annex I value as incorporated by Attachment hereto, at the date of termination. Book value shall be determined on an accrual basis, giving proper consideration for valid and collectible receivables of the Corporation. Should the exercise of an option take place less than six (6) months prior to an event of termination, such shares are required to be offered for sale to the Corporation at the option purchase price to the employee. Closing on such sale shall take place within thirty (30) days of the event of termination. Any payment shall, at the discretion of the Corporation, be in the form of check or notes payable. The Corporation is and shall be obligated to purchase any and all such shares offered for sale under either circumstance, and such purchase shall take place according to all of the processes and procedures herein just as if the purchase were voluntary on the part of the Corporation. This obligatory purchase applies only to shares offered at time of termination, and does not apply to any offer at any other time.

11.  TERMINATION AND AMENDMENT OF THE OPTION PLAN

        The Board of Directors of the Corporation may at any time prior to January 31, 2001, suspend, terminate, modify or amend the Option Plan provided that any increase in


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the aggregate number of shares reserved for issue upon the exercise of options, any increase in the maximum number of shares for which options may be granted or exercised, or any material modification in the requirements as to eligibility for participation in the Option Plan, shall be subject to the approval of the holders of a majority of the shares of Common Stock of the Corporation issued and outstanding and entitled to vote thereon, except that any such increase, reduction or change that may result from adjustments authorized by Paragraph 13 do not require such approval. No suspension, termination, modification or amendment of the Option Plan may, without the consent of the employee to whom an award shall theretofore have been granted, affect the rights of such employee under such award. Notwithstanding the foregoing, the Board of Directors of the Corporation may amend any part of this Option Agreement, without the consent of any employee, solely to enable the Option Plan and the options and rights granted to conform to such exemption, if any, as may exist from the effect and provision of S16(b) of the Securities Exchange Act of 1934, as amended.

12.  DEATH, RETIREMENT OR DISABILITY OF AN EMPLOYEE

        If an employee to whom an award has been granted under the Option Plan shall die or become disabled while he is employed by the Corporation, or if he shall retire at age 65 or after, and prior to the exercise of awards granted him, the Corporation shall pay the employee or his personal representative the difference between the option price indicated in the outstanding awards and the Annex I value, as incorporated by Attachment hereto, of the Corporation's shares for the number of optioned shares, at the date of death, retirement or disability. Such payment shall, at the discretion of the Corporation, be in the form of check, notes payable, or common stock of the Corporation. Retirement prior to age 65, except for retirement due to disability, shall not constitute retirement for purposes of this clause. Disability shall be defined as a disability rendering the employee unable to perform any of the natural functions of his employment for a continuous period of five (5) months.

13.  ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

        Notwithstanding any other provisions of the Option Agreement, each option award may be modified as the Committee shall determine to be appropriate for the adjustment of the number and class of shares covered by such option, the option prices and the numbers of shares as to which options shall be exercisable at any time, and appropriate changes in the rights related to such options in the event of changes in the outstanding shares of the Corporation by reason of split-ups, recapitalizations, mergers, consolidations, combinations or exchanges of shares, separations, reorganizations, liquidations, stock splits, stock dividends, and the like. Any fractional shares resulting from such adjustments shall be eliminated.

14.  SHARE RESTRICTIONS

        Any and all shares acquired pursuant to exercise of options granted hereunder shall be and are specifically subject to the following restrictions:

        1. Article III. Transfer of Shares of the Stockholders Agreement (copy follows)

        2.  Article IV. Miscellaneous Provisions (copy follows).

                         ARTICLE III. TRANSFER OF SHARES

       3.1 TRANSFERS UPON DEATH OR DISABILITY OR RETIREMENT. Upon the earlier of an Initial Stockholder's death or disability or retirement on or after age 65, the withdrawing Initial Stockholder or estate shall have an option to offer for sale to the Corporation such Initial


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Stockholder's entire initial Stock interest, as defined in Article I, INITIAL
CAPITALIZATION, Section 1.1 INITIAL ISSUANCE, hereof, at the price and terms described in Section 3.4. The withdrawing Initial Stockholder or estate shall be permitted the period of one hundred twenty (120) days from said death, retirement, or determination of disability to deliver his written request to the Corporation to purchase such shares. The purchase, or commitment to purchase, as applicable, by the Corporation, in accordance with the terms of Section 3.4, of said shares shall take place within sixty (60) days of the delivery to the Corporation of the written request. In no event shall any offer for sale obligate the Corporation to accept such offer.

       The withdrawing Initial Stockholder or estate shall be granted additional option(s) to request that the Corporation purchase his entire initial Stock interest, as defined in Article I, INITIAL CAPITALIZATION, Section 1.1 INITIAL ISSUANCE hereof, upon the occurrence of each additional or subsequent event of withdrawal, defined for this purpose as death, disability or retirement on or after age 65.

       This provision shall not apply to any shares acquired by any Stockholder, Initial Stockholder or otherwise, by exercise of options granted under the Performance Engineering Corporation Stock Option Agreement or any other means. Disposition of said Stock shall be governed by Article 12 of said Stock Option Agreement.

       Disability shall be defined as total disability under the terms of a Corporation-maintained insurance company disability policy covering the withdrawing Initial Stockholder, or if no such policy exists, disability rendering the withdrawing Initial Stockholder unable to perform any of the material functions of his employment with the Corporation for a continuous period of five (5) months. The date of the occurrence of an event of disability shall be the date of the first determination of total disability made by the insurance company, if the Corporation has such a policy, or the Board of Directors, if the Corporation does not.

       Upon the first occurrence of death, disability or retirement on or after age 65, the nonwithdrawing Stockholders shall be released from any and all obligations under this Agreement to continue the withdrawing Initial Stockholder, or his representative or successor, as a director and/or officer of the Corporation, regardless of whether the withdrawing Initial Stockholder, or his estate, exercises the option to offer the withdrawing Initial Stockholder's entire Stock interest to the Corporation for purchase, and regardless of whether the Corporation purchases said Stock or portions thereof.

       3.2 TRANSFERS UPON TERMINATION FOR CAUSE. Any of the Initial Stockholders or any other Stockholder may be terminated as a director and/or officer of the Corporation for cause as determined by the majority of the Stockholders or of the Board of Directors, as applicable according to the election privileges accorded to each. For this purpose, cause shall be limited to intentional malfeasance, repeated gross negligence resulting in significant damage, loss or exposure to the Corporation, or fraud committed by a Stockholder in his capacity as an officer or director of the Corporation or in his capacity as a Stockholder with respect to his obligations to the other Stockholders under this Agreement. If a Stockholder's employment is terminated for cause, such Stockholder shall automatically be discharged as a Director and/or officer.

       Upon the termination of employment for cause of any Stockholder, said Stockholder shall offer for sale to the Corporation and the Corporation shall have the option to purchase his entire Stock interest at the price and terms established in Section 3.4, except that, for such shares as were obtained through Stock options, price and terms shall be established in accordance with
Article 10, TERMINATION OF EMPLOYMENT, of the Performance Engineering Corporation Stock Option Agreement. Should the Corporation decline to purchase all or any part of any Initial Stockholders' Initial shares hereunder, then such shares shall be offered according to the sequence outlined in Section 3.3, below, treating the Corporation's initial option to purchase as the first offering thereunder. Closing of said purchase, or commitment to purchase, as may be applicable under Section 3.4, shall take place within sixty (60) days of the official written determination of termination for cause.

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       3.3 RIGHT OF FIRST REFUSAL. If for any reason a Stockholder desires to sell, transfer, or otherwise dispose of any portion or all of his Stock in the Corporation, he shall offer to sell such entire Stock interest or portion thereof to the Corporation at a price and upon the terms determined in accordance with the provisions of Section 3.4 of this Agreement; except that for such shares as were obtained through Stock option exercise, price shall be established in accordance with the second paragraph of Article 8, VOLUNTARY SALE, of the Performance Engineering Corporation Stock Option Agreement. Any Stock not purchased by the Corporation within thirty (30) days after receipt of such offer in writing shall then first be available at the same price and terms to the other Stockholders, each of whom shall have the right, within ten (10) days after the expiration of the Corporation's option to purchase, to purchase such remaining Stock offered for sale in proportion to the ratio that the number of shares owned by him on the date the offering Stockholder first offered his Stock to the Corporation bears to the total number of shares of Stock owned by the Stockholders on such date, excluding the shares of Stock owned by the offering Stockholder or Stockholders; provided, however that if any remaining Stockholder does not purchase his full proportionate share of the Stock within ten (10) days, the offered Stock may, within five (5) days after the expiration of said ten (10) day period, be purchased by the other remaining Stockholders as they shall agree but, failing agreement, in equal shares. If both the Corporation and the remaining Stockholders fail or refuse to purchase the offered Stock of the offering Stockholder at the price and upon the terms and within the times aforesaid, then the offering Stockholder shall offer the remaining Stock to the non-Stockholder employees of the Corporation, each of whom shall have the right, within ten (10) days after the expiration of the Stockholders' option to purchase, to purchase such remaining Stock offered for sale. If the Corporation, the remaining Stockholders and the employees fail or refuse to purchase any or all of the offered Stock of the offering Stockholder at the price and upon the terms and within the times aforesaid, then the offering Stockholder shall be at liberty to offer his remaining offered Stock to any other qualified third party (other than the remaining Stockholders), but the offering Stockholder shall not sell such Stock to any third party without again offering such Stock first to the Corporation and then to the remaining Stockholders and employees as provided above, allowing the periods provided above in each instance for the acceptance thereof, at the lower of (a) such price and terms aforesaid or (b) at such price and terms offered to any qualified third party. Prior to any sale of Stock by an offering Stockholder to any non-Stockholder employee or to such qualified third party, the Corporation must have received from its counsel the unqualified opinion of such counsel that the proposed sale will not violate Federal and applicable state securities laws, including any restrictions placed upon the public offering of such Stock.

       3.4 VALUATION AND PAYMENT. The valuation of the Stock of the Corporation for purposes of establishing the purchase price to be paid for the Stock of a Stockholder pursuant to sections 3.1, 3.2, or 3.3, shall be the Annex I value of the Stock, as determined by this section.

       Valuation of Stock acquired as a result of options exercised under the Performance Engineering Corporation Stock Option Agreement shall be governed by said Agreement. Such shares which are disposed of as a result of termination, death, disability, retirement or choice thereunder shall be disposed of in accordance with Article 8, Article 10, or Article 12, of the Stock Option Agreement, whichever is applicable.

       The values set forth in Annex I shall be reviewed at least annually by December 31 of each year or more frequently if agreed to by the Board of Directors. Any changes in such values must be made in a writing signed by all of the Board of Directors.

       If such annual review does not take place or agreement as to change in valuation cannot be reached, the effective new Annex I value shall be the last value agreed upon increased by the rate of ten percent (10%) per full year or part thereof, from the date of such last agreement.

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       Payment by the Corporation for the Stock of a Stockholder , whether Stock shall have been acquired as Initial Shares, or through options, or otherwise, shall be as determined by this section.

       The purchase price shall be evidenced by a negotiable promissory note executed by the Corporation bearing interest at the rate of ten percent (10%) per annum, requiring not more than 60 equal monthly payments of principal and interest, provided however that the minimum monthly payment may not be less than $2,000.00, excluding final payments which may be less than $2,000.00. Such note shall provide that, upon default in the payment of any installment of interest or principal, all remaining installment payments shall, at the option of the holder of said note, become immediately due and payable. Said note shall also give the Corporation the option of prepayment in whole or in part at any time with no penalty. Upon the sale of the Stock to the Corporation, the withdrawing Stockholder or estate shall be entitled to retain a security interest in the Stock to secure payment of the Corporation's obligation, which security interest shall be relinquished upon full payment for all of the Stock to be purchased under this Agreement. This note shall not be required, however, should the Corporation elect to pay the purchase price in full on the date of closing as specified herein.

       Notwithstanding the foregoing, however, where such total payment of principal and interest would exceed the amount of $240,000.00, the Corporation shall have the option, in the sole discretion of the Board of Directors, to phase such purchase over a period of between 72 and 120 months, to be phased in increments of 12 months, under terms as follows: if such purchase option is elected by the Board of Directors, the withdrawing Stockholder shall be obligated by the terms of this Agreement to sell the Stock to the Corporation annually over the period specified by the Corporation in increments of shares to be determined by the Corporation for each 12-month period of sale, equal payments to be made each month including interest at the rate of ten percent (10%), calculated over the 12-month period, at the Annex I value in effect for the beginning of each such 12-month period; in no case, however, shall payment to the Stockholder for such Stock be less than $4,000.00 per month, excluding final payments which may be less than $4,000.00. If at any time the total payment due the Stockholder for any outstanding shares would exceed $240,000.00, as determined at the beginning of each new 12-month increment, the Corporation may in its discretion elect a new phased purchase plan under the same terms and conditions as if the new phased plan were the original election. Upon the sale of each increment of the Stock to the Corporation, the withdrawing Stockholder or estate shall be entitled to retain a security interest in that increment of Stock, to secure payment of the Corporation's obligation, which security interest shall be relinquished upon full payment for each increment of the Stock to be purchased under this paragraph. For all Stock obligated to be sold by the Stockholder under this paragraph but retained by him prior to sale, the Stockholder shall retain full rights.

       3.5 CLOSING DATE. The closing of any purchase under this Agreement shall take place at 1:00 o'clock p.m. on the day provided in this Agreement at the offices of Performance Engineering Corporation, 3949 Pender Drive, Fairfax, Virginia or at such other time and place as shall be fixed by agreement of the parties hereto (the "Closing").

       At the Closing, the selling Stockholder or his personal representative shall deliver to the Corporation or to the purchasing Stockholder, as the case may be, certificates representing all of the Stock to be purchased, duly endorsed, free and clear of all liens, claims or encumbrances, with evidence of payment of all transfer taxes and fees, if any. The Corporation or the purchasing Stockholders, as the case may be, shall deliver to the selling Stockholder or his personal representative the payment (by certified or cashier's check) or the promissory note, as provided in Section 3.4. The Corporation shall also deliver at closing to the selling Stockholder or his personal respresentative an appropriate release from any and all liabilities of the Corporation, including any and all secondary liability with respect thereto by way of personal guarantees of corporate indebtedness and any other agreements. In connection with the Closing, the Corporation and all Stockholders and their


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personal representatives, if any, shall do all things necessary and appropriate to accomplish the purchase and sale.

       If the selling Stockholder or his personal representative does not tender the certificates for the shares of Stock to be purchased as provided herein at the Closing, the Corporation shall cause the transfer books of the Corporation to reflect that such shares of Stock have been canceled or transferred, as the case may be, and the Corporation or the purchasing Stockholders, as the case may be, shall tender to the selling Stockholder or his personal representative the payment (by certified or cashier's check) or the promissory note, as provided in Paragraphs (a) and (b) above. After the transfer books of the Corporation have been so modified and after such tender of payment has been made (whether or not accepted by the selling Stockholder, his estate, or his personal representative), neither the selling Stockholder, his estate, nor his personal representative shall be considered to own Stock in the Corporation and shall have no rights under the terms of this Paragraph.

       Each Stockholder hereby appoints the Corporation as his agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to convey such Stockholder's Stock pursuant to the provisions of this Paragraph. In the event the Stockholder is not present at the Closing, any conveyance by such agent and attorney-in-fact shall be a conveyance of all of the Stockholder's right, title and equity in and to the Stock. This power of attorney is coupled with an interest and shall not expire upon the death or incapacity of a Stockholder, nor may this power of attorney be terminated by any Stockholder as long as this Agreement remains in effect.

       3.6 LIFE INSURANCE. The Corporation shall have the right to purchase insurance on the lives of any or all of the Stockholders to fund its obligations under this Agreement. The Corporation agrees to pay premiums on said insurance policies, if any, and shall provide proof of payment of premiums to any Stockholder who requests such proof. If a premium is not paid within ten (10) days after its due date, the insured shall have the right to pay such premiums and be reimbursed therefor by the Corporation. In the event that the Corporation decides to purchase life insurance on any Stockholder, each Stockholder hereby agrees to cooperate fully by performing all the requirements of the insurer which are necessary conditions precedent to the issuance of life insurance policies. The Corporation shall be the sole owner of the policies issued to it and it may apply any dividends toward the payment of premiums.

       Notwithstanding the provisions of this Agreement, any life insurance company which has issued a policy of life insurance subject to the provisions of this Agreement is hereby authorized to act in accordance with the terms of such policy as if the Agreement did not exist, and the payment or other performance of its contractual obligations required by any such policy shall completely discharge such company from all claims, suits and demands of all persons whomsoever.

       If, at any time after the death of a Stockholder, the Corporation shall receive the proceeds from any insurance policy owned by the Corporation on the life of the deceased Stockholder, the Corporation shall immediately use such funds to prepay the installment payments owing to the estate or any beneficiary of the deceased Stockholder, as provided in Section 3.1 hereof. If the Corporation has elected not to purchase shares offered under Section 3.1 above, and the Corporation subsequently receives such insurance proceeds, the Corporation shall then be obligated to purchase such shares up to the full amount of the proceeds received, should an offer for sale be then current, using such insurance proceeds as outlined in this paragraph, above.

       3.7 TRANSFER IN VIOLATION OF THIS AGREEMENT. The Stockholders may not, either singly or collectively, under any circumstances sell or transfer their Stock in the Corporation other than in accordance with the terms of this Agreement, and, for Stock acquired under the Performance Engineering Corporation Stock Option Agreement, in additional accordance with the terms thereunder; nor may they pledge, assign, or otherwise encumber their Stock in the Corporation.

       In the event any Stockholder (hereinafter referred to as the "Offending Stockholder") sells, assign, transfers, gives, pledges, encumbers, or otherwise disposes of or grants a security interest in any of the Stock owned by him otherwise than in strict accordance with the terms of this Agreement, then, in addition to the right to any other remedies hereunder, including specific performance, the Corporation shall have the option to purchase such Stock from the person, trust, association, company, firm or corporation (the "Transferee") to whom such Stock has been sold, assigned, transferred, given, pledged, encumbered, or otherwise disposed of, for an amount, in cash, equal to the amount paid by such Transferee for such Stock or fifty percent (50%) of the value of such Stock, as determined under Section 3.4 hereof, whichever is less. The payment of such purchase price shall be by certified or cashier's check at the closing described in the following paragraph.

       The Corporation may exercise the purchase option provided for in this
Section 3.7 by giving written notice to the Transferee of the Offending Stockholder at any time within one year after the Corporation receives actual notice of such sale, assignment, transfer, gift, pledge, encumbrance or other disposition of Stock otherwise than in accordance with the provisions of this Agreement or, for Stock acquired under the Performance Engineering Corporation Stock Option Agreement, in additional accordance with the terms thereunder. The closing of any purchase under this Section 3.7 shall take place at the offices of Performance Engineering Corporation, 3949 Pender Drive, Fairfax, Virginia at 2:00 o'clock p.m. on the thirtieth (30th) day after the Corporation delivers such notice to the Transferee, or at such other time and place as shall be fixed by written agreement of the Corporation and the Transferee. At such closing, the Transferee shall deliver to the Corporation certificates representing the Stock transferred to him by the Offending Stockholder, duly endorsed in blank for transfer, or with duly executed blank Stock powers attached, free and clear of all liens, claims or encumbrances, with evidence of payment of all transfer taxes and fees, if any, and accompanied by such further instruments as may be necessary or desirable, in the opinion of counsel for the Corporation, to effect the transfer of such Stock. The Corporation shall deliver to the Transferee or his personal representative the payment (by certified or cashier's check) for the Stock, as provided in this Section 3.7. Acceptance by any purchaser, assignee, transferee, donee, pledgee or other party of any of the Stock held by any of the Stockholders shall evidence conclusively the consent of such party to all the terms and provisions hereof, and all such parties agree to do all things necessary and appropriate to accomplish the purchase and sale pursuant to this
Section 3.7.

       If the Transferee or his personal representative does not tender the certificates for the shares of Stock to be purchased as provided herein at such closing, the Corporation shall cause the transfer books of the Corporation to reflect that such shares of Stock have been canceled upon the tender by the Corporation to the Transferee or his personal representative of a certified or cashier's check for the full amount of the purchase price as provided in this
Section 3.7. After the transfer books have been so modified and after such tender of payment has been made (whether or not accepted by the Transferee or his personal representative), neither the Transferee nor his personal representative shall be considered to own Stock in the Corporation and shall have no rights as a Stockholder to the extent of the shares of Stock so canceled under the terms of this Section 3.7.

       3.8 CORPORATE ACTION AND STOCKHOLDER GUARANTY. If the Corporation is unable to make any purchase required of it under this Agreement, or to fulfill any obligation incurred in connection therewith, because of the provisions of applicable statutes or of its Articles of Incorporation or Bylaws, the Corporation agrees to take such action as may be necessary to permit it to make such purchases and the Stockholders agree that they will also take such action (other than making additional capital contributions to the Corporation or guaranteeing debts of the Corporation) as may be necessary for the Corporation to make such purchases when, as and if required.

       If the Corporation shall, nevertheless, be unable or refuses to purchase all of a Stockholder's Stock, or Offending Stockholder's transferred Stock, or be unable to make payment upon any note given to a Stockholder in the purchase of his Stock, or to a

Transferee for purchase of transferred Stock, the obligation of the Corporation with respect to the shares of Stock which the Corporation shall be unable or refuses to purchase shall be deemed assumed by the remaining Stockholders. The obligation of the Corporation to purchase such Stock under this Agreement shall be primary and the aforementioned obligation of the remaining Stockholders shall be secondary and conditional. If the remaining Stockholders are called upon to purchase such Stock hereunder, each remaining Stockholder shall be obligated to purchase, on the same terms and conditions as would be applicable to a purchase by the Corporation, such portion of the Stock offered for sale in proportion to the ratio that the number of shares owned by him (on the date on which the Corporation's obligation to purchase such Stock arose) bears to the total number of shares of Stock owned by the Stockholders on such date, excluding the Stock which the Corporation is obligated to purchase.

                      ARTICLE IV. MISCELLANEOUS PROVISIONS

       4.1 STOCK LEGEND. The provisions of the Agreement shall apply to all Stock in the Corporation now owned or hereafter acquired by the Stockholders, whether acquired by option exercise or otherwise.

       Each certificate evidencing shares of Stock of the Corporation shall bear the following legend on the face of such certificate:

              The shares of Stock represented by this certificate (and all transfers thereof) are subject to the terms of a Stockholders' Agreement dated as of September 18, 1992, by and among the Corporation and its stockholders, a copy of which is on file at the principal offices of the Corporation and is available for inspection during reasonable business hours. No transfer of any share represented by this certificate shall be valid unless made in accordance with such Agreement.

       In the event such legend cannot practicably be placed on the face of such certificate, either alone or in conjunction with other legends required by law or by this Agreement to be placed on the face of such certificate, the legend shall be set out in conspicuous type on the back of the certificate, and notice thereof shall be given in conspicuous type on the front of the certificate.

       4.2 AMENDMENT AND TERMINATION. This Agreement may be altered, amended or terminated at any time only by a written instrument executed by all of the Stockholders of the Corporation. This Agreement shall terminate upon the occurrence of any of the following events:

              (i) The bankruptcy, receivership or dissolution of the Corporation; or

              (ii) The death or disqualification of all Stockholders within a period of sixty (60) days, in which case the Agreement shall be deemed to have terminated immediately preceding the date on which the first such Stockholder shall have died or become disqualified to practice his respective profession in the Commonwealth of Virginia. Termination of this Agreement as herein provided shall have no effect on any obligation of the parties which arose pursuant to the purchase of Stock under this Agreement prior to its termination under this
Section 4.2.

       4.3. INSTRUCTIONS TO EXECUTOR. Each Stockholder shall execute a will directing his respective executor to perform according to this Agreement and to execute all documents necessary to effectuate the purposes of this Agreement. The failure, however, of any Stockholder to execute such a will shall not affect the rights of any Stockholder or the obligations of his estate, as provided herein.

       4.4 NOTICES AND OTHER COMMUNICATION. Any notice, offer, acceptance of an offer, or other communication provided for or required by this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, properly addressed to the party to whom such notice or other communication is intended to be given. The proper address of the Corporation shall be:

       Performance Engineering Corporation
       Pender Drive Suite 300
       Fairfax, Virginia 22030

and in the case of any other party, shall be such address as such other party may have previously furnished in writing to the Corporation or such other party's last known address.

       4.5 ENFORCEABILITY. The parties hereto do hereby recognize and acknowledge that it is impossible to measure in money the damages which would result to a party or to the personal representative of a deceased party by reason of a failure of any of the parties to perform any obligations imposed upon him or it under this Agreement. Therefore, if any party or the personal representative of any deceased party should institute an action or proceeding to enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense that such party or such personal representative has an adequate remedy at law, and such person shall not urge in any action or proceeding the claim or defense that such a remedy at law exists.

       4.6 POWER OF ATTORNEY. Each Stockholder hereby appoints the Corporation as his agent and attorney-in-fact for the purpose of executing and delivering any and all documents necessary to convey such Stockholder's Stock pursuant to the provisions of this Agreement. In the event the Stockholder refuses to comply with the provisions of this Agreement or is not present at the Closing, any conveyance by such agent and attorney-in-fact shall be a conveyance of all of the Stockholder's right, title and equity in and to the Stock. This power of attorney is coupled with an interest and shall not expire upon the death or incapacity of a Stockholder, nor may this power of attorney be terminated by any Stockholder as long as this Agreement remains in effect.

       4.7 INVALID PROVISIONS. The invalidity or unenforceability of any one or more of the particular provisions of this Agreement shall not affect the enforceability of the other provisions hereof, all of which are inserted conditionally on their being valid in law, and in the event one or more provisions contained herein shall be invalid, this instrument shall be construed as if such invalid provisions had not been inserted, and if such invalidity shall be caused by the length of any period of time, the size of any area or the scope of activities set forth in any provision hereof, such period of time, such area or scope or all, shall be considered to be reduced to a period, area, or scope which would cure such invalidity.

       4.8 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, legal representatives, successors and assigns.

       4.9 COUNTERPARTS. For the convenience of the parties hereto, any number of counterparts hereof may be executed, and each such executed counterpart shall be deemed to be an original instrument.

       4.10 ARBITRATION. Any controversy or claim arising out of or relating directly or indirectly to the provisions of this Agreement shall be settled by arbitration in accordance with the rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrators may be entered in any court having jurisdiction hereof.

       4.11 GOVERNING LAWS. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the Commonwealth of Virginia. The parties hereby consent to the jurisdiction of the courts of the Commonwealth of Virginia and agree that any disputes arising out of this Agreement shall be litigated in those courts.

       4.12 AUTHORITY. All provisions, terms and conditions of this Agreement have been duly consented to, ratified, approved, and adopted where required by the Board of Directors of the Corporation, and appropriate authority has been delegated to the officers of the Corporation to carry out this Agreement.

       4.13 ARTICLE OR SECTION HEADINGS. The Articles and Section headings contained in this Agreement are for convenience only and shall in no manner be construed as part of this Agreement.

       4.14 GENDER. Where the context so requires, the masculine gender shall be construed to include the feminine, a corporation, a trust, or other entity, and the singular shall be construed to include the plural and singular.

       4.15 ENTIRE AGREEMENT. This Agreement constitutes the sole and entire agreement of the parties with respect to the matters contained herein, and any representation, inducement, promise, or agreement, whether oral or written, which pertains to such matters and is not embodied herein shall be of no force or effect.

       4.16 SECURITIES LAW RESTRICTIONS. As a condition of their subscriptions and purchases and of the issuance of the Stock of the Corporation, the parties hereby severally represent, warrant and covenant as follows:

       (1) That they understand that the Stock has not been registered under the Securities Act of 1933, as amended (the "Act"), in reliance upon exemptions promulgated thereunder or interpretations thereof, and cannot be offered for sale, sold or otherwise transferred unless the Stock is subsequently so registered or qualifies for exemption from registration under the Act, that the certificates representing the Stock shall bear a legend to such effect, and that any transfer agent employed or utilized by the Corporation shall be instructed not to effect transfer of the Stock without prior written authorization from the Corporation (or, if the Corporation serves as its own transfer agent, a notation shall be made in the Corporation's records indicating the transfer restriction to which the Stock is subject);

       (2) That the Stock is being acquired under this Agreement by them in good faith solely for their own account, for investment and not with a view toward resale or other distribution within the meaning of the Act, and that the Stock shall not be offered for sale, sold or otherwise transferred without either registration or exemption from registration under the Act;

       (3) That they have such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment in the Stock, and that they understand and are able to bear any economic risks associated with such investment (including the necessity of holding the shares for an indefinite period of time, inasmuch as the Stock has not been registered under the Act);

       (4) That they are personally familiar with and have full knowledge of the business which is intended to be conducted by the Corporation, including financial matters relating to such business, that they have been given the opportunity to ask questions of, and receive answers from each other concerning the intended business and financial affairs of the Corporation, and the terms and conditions of their purchase of the Stock and that they have been given the further opportunity to obtain any additional information necessary to verify the accuracy of the foregoing information; and

       (5) That they understand that, notwithstanding any other provisions of this Agreement regarding sale to third parties, if an exemption for such sales is not available, registration of the shares may be required, but that the Corporation is under no obligation either to register the shares or to facilitate compliance or to comply with any exemption.

       The certificates representing the Stock of the Corporation shall bear the following legend:

              The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and cannot be offered, sold or transferred in absence of registration or the availability of an exemption from registration under the Act and the regulations promulgated thereunder.